                                                                   EXHIBIT 10.55


                                 LEASE BETWEEN
              THE SOBRATO GROUP AND CONCENTRIC NETWORK CORPORATION


Section                                                                           Page #
-------                                                                           ------
Parties                                                                              1
Premises                                                                             1
Use                                                                                  1
 Permitted Uses                                                                      1
 Uses Prohibited                                                                     1
 Advertisements and Signs                                                            1
 Covenants, Conditions and Restrictions                                              1
Term and Rental                                                                      1
 Base Monthly Rent                                                                   2
 Late Charges                                                                        2
 Security Deposit                                                                    2
Construction                                                                         3
Acceptance of Possession and Covenants to Surrender                                  4
 Delivery and Acceptance                                                             4
 Condition Upon Surrender                                                            4
 Failure to Surrender                                                                5
Alterations and Additions                                                            5
 Tenant's Alterations                                                                5
 Free From Liens                                                                     6
 Compliance With Governmental Regulations                                            6
Maintenance of Premises                                                              7
 Landlord's Obligations                                                              7
 Tenant's Obligations                                                                7
 Excluded Costs                                                                      7
 Waiver of Liability                                                                 8
Hazard Insurance                                                                     8
 Tenant's Use                                                                        8
 Landlord's Insurance                                                                8
 Tenant's Insurance                                                                  9
 Waiver                                                                              9
Taxes                                                                                9
Utilities                                                                           10
Toxic Waste and Environmental Damage                                                10
 Tenant's Responsibility                                                            10
 Tenant's Indemnity Regarding Hazardous Materials                                   10
 Actual Release by Tenant                                                           11
 Environmental Monitoring                                                           12
 No Responsibility                                                                  12
 Landlord's Representation and Indemnity                                            12
Notification                                                                        13
Environmental Studies                                                               13
Tenant's Default                                                                    13
 Remedies                                                                           13
 Right to Re-enter                                                                  14
 Abandonment                                                                        14
 No Termination                                                                     14
 Non-Waiver                                                                         14
 Performance by Landlord                                                            15
 Habitual Default                                                                   15

Landlord's  Liability                                                               15
 Limitation on Landlord's Liability                                                 15
 Limitation on Tenant's Recourse                                                    15
 Indemnification of Landlord                                                        16
Destruction of Premises                                                             16
 Landlord's Obligation to Restore                                                   16
 Limitations on Landlord's Restoration Obligation                                   16
Condemnation                                                                        17
Assignment or Sublease                                                              17
 Consent by Landlord                                                                17
 Assignment or Subletting Consideration                                             18
 No Release                                                                         18
 Reorganization of Tenant                                                           18
 Permitted Transfers                                                                18
 Effect of Default                                                                  19
 Effects of Conveyance                                                              19
 Successors and Assigns                                                             19
Option to Extend the Lease Term                                                     19
 Grant and Exercise of Option                                                       19
 Determination of Fair Market Rental                                                20
 Resolution of a Disagreement over the Fair Market Rental                           20
 Personal to Tenant                                                                 21
Condition Precedent to Lease                                                        21
General Provisions                                                                  21
 Attorney's Fees                                                                    21
 Authority of Parties                                                               21
 Brokers                                                                            21
 Choice of Law                                                                      22
 Dispute Resolution                                                                 22
 Entire Agreement                                                                   22
 Entry by Landlord                                                                  22
 Estoppel Certificates                                                              23
 Exhibits                                                                           23
 Interest                                                                           23
 No Presumption Against Drafter                                                     23
 Notices                                                                            23
 Property Management                                                                24
 Rent                                                                               24
 Representations                                                                    24
 Rights and Remedies                                                                24
 Severability                                                                       24
 Submission of Lease                                                                24
 Subordination                                                                      24
 Approvals                                                                          25
 Reasonable Expenditures                                                            25
 Survival of Indemnities                                                            25
 Time                                                                               25
 Waiver of Right to Jury Trial                                                      25
 Memorandum of Lease                                                                25
 Quiet Enjoyment                                                                    26
EXHIBIT A - Premises                                                                28

1. PARTIES: THIS LEASE, is entered into on this 15th day of May, 1998, between The Sobrato Group, a California Limited Partnership, whose address is 10600 North De Anza Boulevard, Suite 200, Cupertino, CA 95014 and Concentric Network Corporation, a Delaware Corporation, whose address is 10590 North Tantau Avenue, Cupertino, California, 95014 hereinafter called respectively Landlord and Tenant.

2. PREMISES: Landlord hereby leases to Tenant, and Tenant hires from Landlord those certain Premises with the appurtenances, situated in the City of San Jose, County of Santa Clara, State of California, commonly known and designated as 1400 Parkmoor Avenue, including a building consisting of 102,848 rentable square feet ("Building") and exclusive parking for approximately 340 cars, as outlined in red on Exhibit "A". Unless expressly provided otherwise, the term Premises as
          -----------
used herein shall include the Tenant Improvements (defined in Section 5.B) constructed by Tenant pursuant to Section 5.B.

3.  USE:

  A. PERMITTED USES: Tenant shall use the Premises only for the following purposes and shall not change the use of the Premises without the prior written consent of Landlord: Office, research and development, marketing, light manufacturing, other legally permitted uses, ancillary storage and other incidental uses. Tenant shall use only the number of parking spaces allocated to Tenant. Landlord makes no representation or warranty that any specific use of the Premises desired by Tenant is permitted pursuant to any Laws.

  B. USES PROHIBITED: Tenant shall not commit or suffer to be committed on the Premises any waste, nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the Premises, nor allow any sale by auction or allow the Premises to be used for any unlawful purpose. Tenant shall not (i) damage or overload the electrical, mechanical or plumbing systems of the Premises, (ii) attach, hang or suspend anything from the ceiling, walls or columns of the Building if it would endanger the structural integrity of the Building or set any load on the floor in excess of the load limits for which such items are designed if it would endanger the structural integrity of the Building, or (iii) generate dust, fumes or waste products which create a fire or health hazard or damage the Premises or in the soils surrounding the Building. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature, or any waste materials, refuse, scrap or debris, shall be stored upon or permitted to remain on any portion of the Premises outside of the Building other than within designated trash enclosure areas without Landlord's prior approval, which approval may be withheld in its sole discretion.

  C. ADVERTISEMENTS AND SIGNS: Tenant will not place or permit to be placed upon or about the Premises any signs not approved by the city or other governing authority. Any sign placed on the Premises shall be removed by Tenant, at its sole cost, prior to the Expiration Date or promptly following the earlier termination of the Lease, and Tenant shall repair, at its sole cost, any damage or injury to the Premises caused thereby, and if not so removed, then Landlord may have same so removed at Tenant's expense. Landlord shall cooperate with Tenant in acquiring required permits for the signage desired by Tenant; provided, however, that Landlord shall not be required to incur out-of-pocket costs in connection therewith.

  D. COVENANTS, CONDITIONS AND RESTRICTIONS: This Lease is subject to the effect of (i) any covenants, conditions, restrictions, easements, mortgages or deeds of trust, ground leases, rights of way of record and any other documents of record; and (ii) any zoning laws of the city, county and state where the Building is situated (collectively referred to herein as "Restrictions") and Tenant will conform to and will not violate the terms of any such Restrictions.

4.  TERM AND RENTAL:

  A. BASE MONTHLY RENT: The term ("Lease Term") shall be for eighty four (84) months, commencing on February 1, 1999 (the "Commencement Date") and ending January 31, 2006, ("Expiration Date"). In addition to all other sums payable by Tenant under this Lease commencing on the Commencement Date (which may be extended as set forth in Section 6 of this Lease), Tenant shall pay as base monthly rent ("Base Monthly Rent") for the Premises according to the following schedule:

  Months 01 - 12:           $200,554.00 per month
  Months 13 - 24:           $208,576.00 per month
  Months 25 - 36:           $216,919.00 per month
  Months 37 - 48:           $225,596.00 per month
  Months 49 - 60:           $234,619.00 per month
  Months 61 - 72:           $244,004.00 per month
  Months 73 - 84:           $253,764.00 per month

Base Monthly Rent shall be due in advance on or before the first day of each calendar month during the Lease Term. All sums payable by Tenant under this Lease shall be paid to Landlord in lawful money of the United States of America, without offset or deduction (except as specifically set forth in this Lease) and without prior notice or demand, at the address specified in Section 1 of this Lease or at such place or places as may be designated in writing by Landlord during the Lease Term. Base Monthly Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment based on a thirty
(30) day month. On or before July 15, 1998, Tenant shall pay Landlord the sum of Two Hundred Thousand Five Hundred Fifty Four and No/100 Dollars ($200,554.00) as prepaid rent for the first month of the Lease.

  B. LATE CHARGES: Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Monthly Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult to ascertain. Such costs include but are not limited to: administrative, processing, accounting, and late charges which may be imposed on Landlord by the terms of any contract, revolving credit, mortgage, or trust deed covering the Premises. Accordingly, if any installment of Base Monthly Rent or other sum due from Tenant shall not be received by Landlord or its designee within ten (10) days after the rent is due, Tenant shall pay to Landlord a late charge equal to five (5%) percent of such overdue amount, which late charge shall be due and payable on the same date that the overdue amount was due. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant, excluding interest and attorneys fees and costs. If any rent or other sum due from Tenant remains delinquent for a period in excess of thirty (30) days then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not paid when due at the Agreed Interest Rate specified in Section 20.J following the date such amount became due until paid; provided, however, that interest shall not accrue on any late charge. Acceptance by Landlord of such late charge shall not constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Monthly Rent, then the Base Monthly Rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding any provision of this Lease to the contrary.

  C. SECURITY DEPOSIT: Prior to the July 31, 1998, Tenant shall deposit with Landlord the sum of One Million Two Hundred Thousand and No/100 Dollars ($1,200,000.00) ("Security "Deposit"). Notwithstanding the foregoing, Landlord agrees that in lieu of a cash security deposit, Tenant may deposit a letter of credit or certificate of deposit ("CD") in a form reasonably acceptable to Landlord. Landlord shall be entitled to draw against the letter of credit or CD at any time that Tenant has committed a material default and breach of this Lease as defined in Section 13 of this Lease, provided only that Landlord certifies to the issuer of the letter of credit or CD under penalty of perjury that Tenant is in default (beyond any applicable notice and applicable cure period) under the Lease. Tenant shall keep the letter of credit or CD in effect during the entire Lease Term, as the same may be extended or terminated, plus a period of four (4) weeks after expiration or sooner termination of the Lease Term. At least thirty (30) days prior to expiration of any letter of credit or CD, the term thereof shall be renewed or extended for a period of at least one (1) year. Tenant's failure to so renew or extend the letter of credit or CD shall be a material default of this Lease by Tenant. In the event Landlord draws against the letter of credit or CD, Tenant shall replenish the existing letter of credit or CD or cause a new letter of credit or CD to be issued such that the aggregate amount of letters of credit or CD available to Landlord at all times during the Lease Term is the amount of the original security deposit, less any deductions thereof permitted under this Section 4.C.. Notwithstanding the foregoing, provided Tenant has not been in monetary default (beyond any required written notice and applicable cure period) under the Lease during the previous 12 month period, Tenant shall be entitled to reduce the amount of the Security Deposit annually by Two Hundred Thousand and No/100 Dollars ($200,000.00). In no case, however, shall the amount of the Security Deposit ever be reduced to less than Two Hundred Thousand Dollars ($200,000.00) in total. Landlord shall not be deemed a trustee of the Security Deposit, may use the Security Deposit in business, and shall not be required to segregate it from its general accounts. Tenant shall not be entitled to interest on the Security Deposit. If Tenant defaults (beyond any applicable cure period) with respect to any provisions of the Lease, including but not limited to the provisions relating to payment of Base Monthly Rent or other charges, Landlord may, to the extent reasonably necessary to remedy Tenant's default, use any or all of the Security Deposit towards payment of the following: (i) Base Monthly Rent or other charges in default; (ii) any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default including, but not limited to. Tenant's failure to restore or clean the Premises following vacation thereof as required under this Lease; and (iii) any other loss or damage which Landlord may suffer by reason of Tenant's default. Tenant waives the provisions of California Civil Code Section 1950.7, and all other provisions of law now in force or that become in force after the date of execution of this Lease, that provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant, or to clean the Premises. Landlord and Tenant agree that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other foreseeable or unforeseeable loss or damage caused by the act or omission of Tenant or Tenant's agents, employees, contractors and invitees ("Tenant's Agents"). Tenant may not assign or encumber the Security Deposit without the consent of Landlord. Any attempt to do so shall be void and shall not be binding on Landlord. The Security Deposit shall be returned to Tenant within thirty (30) days after the Expiration Date or earlier termination of the Lease and surrender of the Premises to Landlord, less any amount deducted in accordance with this Section, together with Landlord's written notice itemizing the amounts and purposes for such deduction. In the event of termination of Landlord's interest in this Lease, Landlord may deliver or credit the Security Deposit to Landlord's successor in interest in the Premises and thereupon be relieved of further responsibility with respect to the Security Deposit.

5.  CONSTRUCTION:
Tenant intends to make certain interior improvements ("Tenant Improvements") to the Premises prior to the Lease Commencement Date. As an inducement for Tenant to enter into this Lease, Landlord has agreed to provide Tenant a work allowance to be utilized for the cost of Tenant Improvements to be constructed by Tenant ("Work Allowance") in an amount of up to Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00). The Work Allowance shall be paid by Landlord to Tenant as payments become due by Tenant to its general contractor(s) performing the Tenant Improvements. The Tenant Improvements shall not be removed or altered by Tenant without the prior written consent of Landlord as provided in Section 7. Tenant shall have the right to depreciate and claim and collect any Investment tax credits in the Tenant Improvements during the Lease Term. Upon expiration of the Lease term or any earlier termination of the Lease, the Tenant Improvements shall become the property of Landlord and shall remain upon and be surrendered with the Premises, and title thereto shall automatically vest in Landlord without any payment therefore.

Notwithstanding anything to the contrary in this Lease, the following Tenant Improvements to be made to the Premises shall at all times remain Tenant's property and Tenant shall be entitled to all depreciation, amortization and other tax benefits with respect thereto: data center installed by Tenant, all telecommunications and cabling systems ("Tenant's Property"). Notwithstanding anything to the contrary in the Lease, Tenant may remove Tenant's Property from the Premises or alter Tenant's Property at any time, provided (i) Tenant, at Tenant's expense, repairs any damage caused by such removal and (ii) the alteration or removal of Tenant's Property does not affect the functionality of the Building for a typical office/research and development tenant. Tenant's repair obligations pursuant this Article shall include (i) patching holes and repainting wall surfaces, (ii) replacing floor coverings, and (iii) reconfiguring the electrical, mechanical, and plumbing systems in such a manner so that the location of the Tenant's Property removed is no longer apparent to Landlord. Under no circumstances will Tenant be required to remove any of the Tenant Improvements from the Premises upon the expiration or sooner termination of the Lease Term or any extension thereof. The Term "Alterations" as used in this Lease does not include the Tenant Improvements.

6.  ACCEPTANCE OF POSSESSION AND COVENANTS TO SURRENDER:

  A. DELIVERY AND ACCEPTANCE: Landlord shall deliver possession of the Premises to Tenant on January 1, 1999 (the "Early Possession Date") for the purpose of constructing the Tenant Improvements. Tenant shall not be required to pay Base Monthly Rent or any additional rent for the Premises until the Commencement Date. If Landlord fails to deliver possession of the Premises to Tenant on the Early Possession Date, then the Commencement Date shall be delayed by one (1) day for each day that the Early Possession Date is delayed beyond January 1, 1999 so that in all cases, Tenant has a period of thirty (30) days between the Early Possession Date and the Commencement Date. If Landlord is unable to deliver possession of the Premises to Tenant by March 31, 1999, Tenant may terminate this Lease by written notice to the Landlord, whereupon any monies previously paid by Tenant to Landlord, including prepaid rent and Security Deposit, shall be returned to Tenant. Tenant, its agents, employees, representatives and contractors shall have the right to enter and use the Premises on and after the Early Possession Date. By the Commencement Date, Landlord agrees to deliver the Premises in good operating condition and repair, including the parking lot, roof membrane, HVAC, electrical and plumbing systems. Tenant shall thereafter accept the Premises as being in good and sanitary order, condition and repair and accepts the Premises and other improvements in said condition. Notwithstanding anything to the contrary in this Lease, Landlord represents and warrants to Tenant that on the Commencement Date, the Premises and all improvements thereon (with the exception of Tenant Improvements constructed by Tenant) shall: (i) be free from material defects; and (ii) comply with all applicable laws, regulations, conditions, covenants and restrictions, or other promulgations of lawful governmental authority including, without limitation, Title 24 of the California Administative Code and the Americans with Disabilities Act. The only exception to the foregoing shall be any compliance necessitated because of Tenant's construction of Tenant Improvements. Landlord further warrants that as of the Commencement Date, the HVAC, plumbing, mechanical, electrical, sewer and heating systems which Tenant will be required to maintain under the terms of the Lease are in good operating condition and repair. Landlord hereby assigns to Tenant all warranties with respect to the Premises which would reduce Tenant's maintenance obligations under the Lease and shall cooperate with Tenant to enforce all such warranties. Except as otherwise specifically provided herein, Tenant agrees to accept possession of the Premises in said condition, subject to all Restrictions and without further representation or warranty by Landlord beyond those in the Lease.

  B. CONDITION UPON SURRENDER: Tenant further agrees on the Expiration Date or on the sooner termination of this Lease, to surrender the Premises to Landlord in good condition and repair, normal wear and tear, acts of God, casualties, condemnation, Tenant Improvements, Hazardous Materials as defined in Section 12 hereof (other than those used , stored or disposed of in or about the Premises in violation of "Governmental Regulations" (as defined in Section 7.D) and Alterations as defined in Section 7.A. made by Tenant which Landlord has indicated that Tenant shall not be required to remove, excepted. In this regard, "normal wear and tear" shall be construed to mean wear and tear caused to the Premises by the natural aging process which occurs in spite of prudent application of the best standards for maintenance, repair replacement, and janitorial practices, and does not include items of neglected or deferred maintenance. In any event, Tenant shall cause the following to be done prior to the Expiration Date or sooner termination of this Lease: (i) all interior walls shall be painted or cleaned so that they appear freshly painted,
(ii) all tiled floors shall be cleaned and waxed, (iii) all carpets shall be cleaned and shampooed, (iv) all broken, marred and stained acoustical ceiling tiles, and any non-conforming replacements thereof by Tenant shall be replaced,
(v) all cabling placed above the ceiling by Tenant or Tenant's contractors shall be removed, (vi) all windows shall be washed; (vii) the HVAC system shall be serviced by a reputable and licensed service firm and left in "good operating condition and repair" as so certified by such firm, and (viii) the plumbing and electrical systems and lighting shall be placed in good order and repair, including replacement of any burned out, discolored or broken light bulbs, ballasts, or lenses. On or before the Expiration Date or sooner termination of this Lease, Tenant shall remove all its personal property and trade fixtures from the Premises. All property and fixtures not so removed shall be deemed as abandoned by Tenant. Tenant shall ascertain from Landlord within ninety (90) days before the end of the Lease Term whether Landlord will require Tenant to remove any Alterations made by Tenant at the Premises; provided that Landlord shall not require Tenant to remove any Alteration which Landlord has previously indicated may remain at the Premises. If Landlord shall so require, Tenant shall, at Tenant's sole cost and expense, remove such Alterations as Landlord requires and shall repair and restore said Premises or such parts thereof before the Expiration Date to the condition and configuration as of the Commencement Date or upon the completion of the Tenant Improvements; provided, however, that Tenant may remove from the Premises all of Tenant's Property (as defined in the Lease), Tenant's personal property, Tenant's trade fixtures, and any Alterations which Landlord requires Tenant to remove. Such repair and restoration shall include causing the Premises to be brought into compliance with all applicable building codes and laws in effect at the time of the removal to extent such compliance is necessitated due to Tenant's removal.

  C. FAILURE TO SURRENDER: If the Premises are not surrendered at the Expiration Date or sooner termination of this Lease in the condition required by this
Section 6, Tenant shall be deemed in a holdover tenancy pursuant to this Section 6.C and Tenant shall indemnify, defend, and hold Landlord harmless against loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay and costs incurred by Landlord in returning the Premises to the required condition, plus interest at the Agreed Interest Rate. Any holding over after the termination or Expiration Date with Landlord's express written consent, shall be construed as month-to-month tenancy, terminable on thirty (30) days written notice from either party, and Tenant shall pay as Base Monthly Rent to Landlord a rate equal to one hundred twenty five percent (125%) of the Base Monthly Rent due in the month preceding the termination or Expiration Date, plus all other amounts payable by Tenant under this Lease, which other amounts shall be paid based on the same formula and schedule as during the Lease Term. Any holding over shall otherwise be on the terms and conditions herein specified, except those provisions relating to the Lease Term and any options to extend or renew, which provisions shall be of no further force and effect following the expiration of the applicable exercise period. If Tenant remains in possession of the Premises after expiration or earlier termination of this Lease without Landlord's consent, Tenant's continued possession shall be on the basis of a tenancy at sufferance and Tenant shall pay as rent during the holdover period an amount equal to two hundred percent (200%) of the Base Monthly Rent due in the month preceding the termination or Expiration Date, plus all other amounts payable by Tenant under this Lease, which other amounts shall be paid based on the same formula and schedule as during the Lease Term. Any holding over shall otherwise. This provision shall survive the termination or expiration of the Lease.

7.  ALTERATIONS AND ADDITIONS:

  A. TENANT'S ALTERATIONS: Tenant shall not make, or suffer to be made, any alteration or addition to the Premises ("Alterations"), or any part thereof, without obtaining Landlord's prior written consent and delivering to Landlord the proposed architectural and structural plans for all such Alterations at least fifteen
(15) days prior to the start of construction. If such Alterations affect the structure of the Building, Tenant additionally agrees to reimburse Landlord its reasonable out-of-pocket costs incurred in reviewing Tenant's plans, not to exceed One Thousand Dollars ($1,000.00) per Alteration. Landlord's consent shall not be unreasonably withheld and if Landlord does not notify Tenant in writing of its reasonable disapproval of such Alteration within fourteen (14) days following Tenant's written request for approval and delivery to Landlord of the proposed plans, then Landlord shall be deemed to have approved the proposed Alteration. Upon the request of Tenant, Landlord shall, within the 14-day period, advise Tenant in writing as to whether Landlord shall require removal of any Alteration in question upon the expiration or earlier termination of the Lease Term. After obtaining Landlord's consent, Tenant shall not proceed to make such Alterations until Tenant has obtained all required governmental approvals and permits, and if requested by Landlord, provides Landlord with a lien and completion bond, in form reasonably approved by Landlord, to protect Landlord against mechanics' lien claims. Tenant agrees to provide Landlord written notice of the anticipated and actual start-date of the work, and a complete set of half-size (15" X 21") vellum as-built drawings. All Alterations shall be constructed in compliance with applicable buildings codes and laws. Any Alterations, except movable furniture and trade fixtures, shall become at once a part of the realty and belong to Landlord but shall nevertheless be subject to removal by Tenant as provided in Section 6 above. Alterations which are not deemed as trade fixtures include heating, lighting, electrical systems, air conditioning, walls, carpeting, or any other installation which has become an integral part of the Premises. All Alterations shall be maintained, replaced or repaired by Tenant at its sole cost and expense.

The foregoing notwithstanding, Any Alterations made or paid for by Tenant which are not permanently attached to the Premises shall remain the property of Tenant and Tenant shall be entitled to all depreciation, amortization and other tax benefits with respect thereto. Tenant may remove such Alterations at the Expiration Date, provided (i) Tenant, at Tenant's expense, repairs any damage caused by such removal and (ii) the removal of the Alteration does not affect the functionality of the Building for a typical office/research and development tenant. Tenant's repair obligations pursuant this Article shall include (i) patching holes and repainting wall surfaces, (ii) replacing floor coverings, and
(iii) reconfiguring the electrical, mechanical, and plumbing systems in such a manner so that the location of the Alterations removed is no longer apparent to Landlord. Landlord shall have no lien or interest whatsoever in any item of Tenant's Property, Tenant's personal property or Tenant's trade fixtures located in the Premises or elsewhere, and Landlord hereby waives all such liens and interests.

  B. FREE FROM LIENS: Tenant shall keep the Premises free from all liens arising out of work performed, materials furnished, or obligations incurred by Tenant or claimed to have been performed for Tenant. In the event Tenant fails to discharge any such lien within ten (10) days after receiving notice of the filing, Landlord shall be entitled to discharge the lien at Tenant's expense and all resulting costs reasonably incurred by Landlord, including reasonable attorney's fees shall be due from Tenant as additional rent. Notwithstanding anything to the contrary in this Lease, Tenant may, in good faith, elect to contest any such lien provided Tenant shall furnish a bond or other security reasonably acceptable to Landlord within said thirty (30) day period. Upon furnishing such bond or other security, Landlord shall take no action to discharge the lien and Tenant shall not then be deemed in default of this Lease.

  C. COMPLIANCE WITH GOVERNMENTAL REGULATIONS: The term Governmental Regulations shall include all federal, state, county, city or governmental agency laws, statutes, ordinances, standards, rules, requirements, or orders now in force or hereafter enacted, promulgated, or issued. The term also includes government measures regulating or enforcing public access, traffic mitigation, occupational, health, or safety standards for employers, employees, landlords, or tenants. Except as otherwise set forth in Section 8 of the Lease, Tenant, at Tenant's sole expense shall make all repairs, replacements, alterations, or improvements to the Premises needed to comply with all Governmental Regulations to the extent such repairs, replacements, alterations or improvements are necessitated due to Tenant's specific and particular use of the Premises or Tenant's Alterations to the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant (whether Landlord be a party thereto or not) that Tenant has violated any such law, regulation or other requirement in its use of the Premises shall be conclusive of that fact as between Landlord and Tenant.


8.  MAINTENANCE OF PREMISES:

  A. LANDLORD'S OBLIGATIONS: Landlord at its sole cost and expense, shall maintain in good condition, order, and repair, and replace as and when necessary, the foundation, exterior load bearing walls and roof structure of the Building.

  B. TENANT'S OBLIGATIONS: Subject to Landlord's obligations set forth in this Lease and the amortization of capital items as set forth in Section 8, Tenant shall clean, maintain, repair and replace when necessary the Premises and every part thereof through regular inspections and servicing, including but not limited to: (i) all plumbing and sewage facilities, (ii) all heating ventilating and air conditioning facilities and equipment, (iii) all fixtures, interior walls floors, carpets and ceilings, (iv) all windows, door entrances, plate glass and glazing systems including caulking, and skylights, (v) all electrical facilities and equipment, (vi) all automatic fire extinguisher equipment, (vii) the parking lot and all underground utility facilities servicing the Premises,
(viii) all elevator equipment, (ix) the roof membrane system, and (x) all waterscape, landscaping and shrubbery. All wall surfaces and floor tile are to be maintained in an as good a condition as when Tenant took possession free of holes, gouges, or defacements. With respect to items (ii), (viii) and (ix) above, Tenant shall provide Landlord a copy of a service contract between Tenant and a licensed service contractor providing for periodic maintenance of all such systems or equipment in conformance with the manufacturer's recommendations. Tenant shall provide Landlord a copy of such preventive maintenance contracts and paid invoices for the recommended work for which Tenant is responsible if requested by Landlord.

  C. EXCLUDED COSTS: Notwithstanding anything to the contrary in this Lease, in no event shall Tenant have any obligation to perform or to pay directly, or to reimburse Landlord for, all or any portion of the following repairs, maintenance, improvements, replacements, premiums, claims losses, fees, charges, costs and expenses (collectively "Costs"), all of which shall be the responsibility of Landlord.

  i. LOSSES CAUSED BY LANDLORD: Costs occasioned by the act, omission or violation by Landlord or its agents, employees, contractors, subcontractors, tenants, or invitees of Governmental Regulations; or a misrepresentation or breach of this Lease by Landlord or its agents, employees, contractors, subcontractors, tenants, or invitees.

  ii. CASUALTIES AND CONDEMNATIONS: Costs occasioned by fire, acts of God, or other casualties or by the exercise of the power of eminent domain, provided that Tenant will pay insurance deductibles in accordance with Section 9 of this Lease.

  iii. REIMBURSABLE EXPENSES: Costs for which Landlord has a right of reimbursement from others or for which Landlord actually receives reimbursement.

  iv. CONSTRUCTION DEFECTS AND COMPLIANCE WITH LAW: Costs (i) relating to a failure of the Premises to conform to all Restrictions, underwriters' requirements or Governmental Regulations as of the Commencement Date; or (ii) relating to construction defects.

  v. HAZARDOUS MATERIALS: Except to the extent caused by the disposal, release, emission or storage of the Hazardous Materials in question by Tenant, its agents, employees, invitees or contractors in violation of Governmental Regulations, costs incurred to investigate the presence of any Hazardous Materials, costs to respond to any claim of Hazardous Material contamination or damage, costs to remove any Hazardous Material from the Premises, judgments or other costs incurred in connection with any Hazardous Materials exposure or releases, or any other cost associated with a Hazardous Material.

  vi. CAPITAL IMPROVEMENTS: If Tenant's maintenance or repair obligations as set forth in this Lease would require Tenant to perform or pay for any individual item which would be properly capitalized under generally accepted accounting principles and costs in excess of Sixty Thousand Dollars ($60,000.00), then Landlord shall perform such repair or make such replacement promptly after notification by Tenant and the cost of such item or improvement shall be allocated as follows: Landlord and Tenant shall establish the useful life of the item in question based upon generally accepted accounting principles. Tenant shall pay a portion of the cost equal to the actual cost of such improvement or item paid by Landlord to the third party contractor performing the maintenance or furnishing the replacement times a fraction, the numerator of which is the number of months remaining in the initial Lease Term, and the denominator of which is the useful life of the improvement in months. Tenant shall make such payment to Landlord within five (5) days after written demand by Landlord.

Notwithstanding the foregoing, the preceding paragraph shall not apply in cases where Tenant's obligation to perform or pay for such maintenance or repair is largely due to Tenant's failure to properly maintain and regularly repair or service such item.

  D. WAIVER OF LIABILITY: Failure by Landlord to perform any defined services, or any cessation thereof, when such failure is caused by accident, breakage, repairs, strikes, lockout or other labor disturbances or labor disputes of any character or by any other cause, similar or dissimilar, shall not render Landlord liable to Tenant in any respect, including damages to either person or property, nor be construed as an eviction of Tenant, nor cause an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any equipment or machinery utilized in supplying the services listed herein break down or for any cause cease to function properly, upon receipt of written notice from Tenant of any deficiency or failure of any services, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no right to terminate this Lease and shall have no claim for rebate of rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom. Tenant waives the provisions of California Civil Code Sections 1941 and 1942 concerning the Landlord's obligation of tenantability and Tenant's right to make repairs and deduct the cost of such repairs from the rent. Except due to the active negligence or willful misconduct of Landlord, its, agents, employees or contractors, Landlord shall not be liable for a loss of or injury to person or property, however occurring, through or in connection with or incidental to furnishing, or its failure to furnish, any of the foregoing.

9.  HAZARD INSURANCE:

  A. TENANT'S USE: Tenant shall not use or permit the Premises, or any part thereof, to be used for any unlawful purpose; and no use of the Premises shall be made or permitted, nor acts done, which will cause an increase in premiums for the insurance to be maintained by Landlord (unless Tenant agrees to pay the cost of such increase) or a cancellation of any insurance policy covering the Premises or any part thereof, nor shall Tenant sell or permit to be sold, kept, or used in or about the Premises, any article prohibited by the standard form of fire insurance policies. Tenant shall, at its sole cost, comply with all reasonable requirements of any insurance company or organization necessary for the maintenance of reasonable fire and public liability insurance covering the Premises, excluding structural improvements or alterations not related to Tenant's specific and particular use.

  B. LANDLORD'S INSURANCE: Landlord agrees to purchase and keep in force fire and extended coverage insurance in so-called "all risk" form in an amount equal to the replacement cost of the Building (and all Tenant Improvements but not including any of Tenant's Property or Alterations paid for by Tenant from sources other than the Work Allowance) as determined by Landlord's insurance company's appraisers. If required by Tenant or the holder of the first deed of trust on the property, such fire and property damage insurance may be endorsed to cover loss caused by earthquake and/or flood, and shall contain reasonable deductibles which, in the case of earthquake and flood insurance may be up to 15% of the replacement value of the property. Additionally Landlord may maintain a policy of (i) commercial general liability insurance insuring

Landlord (and such others designated by Landlord) against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Premises or Project in an amount as Landlord determines is reasonably necessary for its protection, and (ii) rental lost insurance for the Premises covering a twelve (12) month period. Tenant agrees to pay Landlord as additional rent, on demand, the full cost of said insurance as evidenced by insurance billings to Landlord, and in the event of damage covered by said insurance, the amount of any deductible under such policy. Payment shall be due to Landlord within twenty (20) days after written invoice to Tenant. It is understood and agreed that Tenant's obligation under this Section will be prorated to reflect the Lease Commencement and Expiration Dates. Notwithstanding the foregoing, with respect to earthquake insurance for the Premises, Tenant shall reimburse Landlord for premiums only if such coverage is: (i) requested by Tenant, or (ii) required by the lender in whose favor a first deed of trust of the Premises has been granted and is also generally required by institutional lenders on similar properties in Santa Clara County.

  C. TENANT'S INSURANCE: Tenant agrees, at its sole cost, to insure its personal property and Alterations for their full replacement value (without depreciation) and to obtain worker's compensation and public liability and property damage insurance. Tenant shall also maintain commercial general liability insurance for occurrences within the Premises with a combined single limit of not less than Five Million Dollars ($5,000,000.00). Tenant's commercial general liability insurance shall be primary insurance containing a cross-liability endorsement, and shall provide coverage on an "occurrence" rather than on a "claims made" basis. Tenant shall name Landlord and Landlord's lender as an additional insured on Tenant's commercial general liability policy and shall deliver a copy of the policies and renewal certificates to Landlord. All such policies shall provide for thirty (30) days' prior written notice to Landlord of any cancellation, termination, or reduction in coverage.

  D. WAIVER: Notwithstanding anything to the contrary in this Lease, Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage sustained by Landlord or Tenant, as the case may be, or to the Premises or its contents, that is caused or results from a risk which is actually insured against, which is required to be insured against under this Lease, or which would normally be covered by a standard form of full replacement value "all risk" policy of casualty insurance, regardless of whether such loss or damage is due to the negligence of Landlord or Tenant or of their respective agents, employees, subtenants, contractors, assignees, invitees or any other cause. Each party shall use its reasonable best efforts to obtain from their respective insurance companies a waiver of any right of subrogation which said insurance company may have against Landlord or Tenant, as the case may be. If such insurance policy cannot be obtained with such waiver of subrogation or if such waiver of subrogation is only available at additional cost and the party for whose benefit the waiver is not obtained does not pay such additional cost, then the party obtaining such insurance shall immediately notify the other party of that fact.

10. TAXES: Tenant shall be liable for and shall pay as additional rental (to the extent not paid by Tenant directly to the taxing authority), prior to delinquency, the following: (i) all taxes and assessments levied against Tenant's personal property and trade or business fixtures; (ii) all real estate taxes and assessment installments or other impositions or charges which may be levied on the Premises or upon the occupancy of the Premises, including any substitute or additional charges which may be imposed applicable to the Lease Term; and (iii) real estate tax increases due to an increase in assessed value resulting from a sale, transfer or other change of ownership of the Premises as it appears on the City and County tax bills during the Lease Term. Tenant's obligation under this Section shall be prorated to reflect the Lease Commencement and Expiration Dates. Tenant shall pay such taxes on the later of: twenty (20) days after written notice from Landlord (which notice shall contain a copy of the tax bill in question); or (ii) thirty (30) days before the tax delinquency date. If, at any time during the Lease Term a tax, excise on rents, business license tax or any other tax, however described, is levied or assessed against Landlord as a substitute or addition, in whole or in part, for real estate taxes assessed or imposed on land or Buildings, Tenant shall pay and discharge its pro rata share of such tax or excise on rents or other tax before it becomes delinquent. In the event that a tax is placed, levied, or assessed against Landlord and the taxing authority takes the position that Tenant cannot pay and discharge its pro rata share of such tax on behalf of Landlord, then at Landlord's sole election, Landlord may increase the Base Monthly Rent by the exact amount of such tax and Tenant shall pay such increase. If by virtue of any application or proceeding brought by or on behalf of Landlord, there results a reduction in the assessed value of the Premises during the Lease Term, Tenant agrees to reimburse Landlord for all costs incurred by Landlord in connection with such application or proceeding up to the amount of tax saving experienced by Tenant as a consequence thereof. Notwithstanding anything to the contrary herein, Tenant shall not be required to pay any portion of any tax or assessment: (i) levied on Landlord's rental income, unless such tax or assessment is imposed in lieu of real property taxes; (ii) in excess of the amount which would be payable if such tax or assessment were paid in installments over the longest possible term; (iii) imposed on land and improvements other than the Premises; or (iv) attributable to Landlord's net income, inheritance, gift, transfer, franchise or estate taxes. Tenant may in good faith contest any real property taxes provided that Tenant indemnifies Landlord from any loss or liability in connection therewith.

11. UTILITIES: Tenant shall pay directly to the providing utility all water, gas, electric, telephone, and other utilities supplied to the Premises. Landlord shall not be liable for loss of or injury to person or property, however occurring, through or in connection with or incidental to furnishing or the utility company's failure to furnish utilities to the Premises, and Tenant shall not be entitled to abatement or reduction of any portion of Base Monthly Rent or any other amount payable under this Lease so long as any failure to provide and furnish the utilities to the Premises is due to a cause beyond Landlord's reasonable control.

12.  TOXIC WASTE AND ENVIRONMENTAL DAMAGE:

  A. TENANT'S RESPONSIBILITY: Without the prior written consent of Landlord, Tenant shall not bring, use, or permit upon the Premises, or generate, create, release, emit, or dispose (nor permit any of the same) from the Premises any chemicals, toxic or hazardous gaseous, liquid or solid materials or waste, including without limitation, material or substance having characteristics of ignitability, corrosivity, reactivity, or toxicity or substances or materials which are listed on any of the Environmental Protection Agency's lists of hazardous wastes or which are identified in Division 22 Title 26 of the California Code of Regulations as the same may be amended from time to time or any wastes, materials or substances which are or may become regulated by or under the authority of any applicable local, state or federal laws, judgments, ordinances, orders, rules, regulations, codes or other governmental restrictions, guidelines or requirements. ("Hazardous Materials"). In order to obtain documentation, Tenant shall deliver to Landlord its written proposal describing the toxic material to be brought onto the Premises, measures to be taken for storage and disposal thereof, safety measures to be employed to prevent pollution of the air, ground, surface and ground water. Landlord's approval shall not be unreasonably withheld. In the event Landlord consents to Tenant's use of Hazardous Materials on the Premises, Tenant represents and warrants that it shall comply with all Governmental Regulations applicable to the use, generation, emission and disposal of Hazardous Materials by Tenant at the Premises, including doing the following: (i) adhere to all reporting and inspection requirements imposed by Federal, State, County or Municipal laws, ordinances or regulations and will provide Landlord a copy of any such reports or agency inspections; (ii) obtain and provide Landlord copies of all necessary permits required for the use and handling of Hazardous Materials on the Premises; (iii) enforce Hazardous Materials handling and disposal practices consistent with industry standards; (iv) surrender the Premises free from any Hazardous Materials arising from Tenant's bringing, using, permitting, generating, creating, releasing, emitting or disposing of Hazardous Materials; and (v) properly close the facility with regard to Hazardous Materials used, generated, emitted or disposed of by Tenant at the Premises, including the removal or decontamination of any process piping, mechanical ducting, storage tanks, containers, or trenches which have come into contact with such Hazardous Materials and obtain a closure certificate from the local administering agency prior to the Expiration Date.

  B. TENANT'S INDEMNITY REGARDING HAZARDOUS MATERIALS: Tenant shall, at its sole cost and expense, comply with all laws pertaining to, and shall with counsel reasonably acceptable to Landlord, indemnify, defend and hold harmless Landlord and Landlord's shareholders, directors, officers, employees, partners, affiliates, and agents from, any claims, liabilities, costs or expenses incurred or suffered by Landlord arising from the bringing, using, permitting, generating, emitting or disposing of Hazardous Materials by Tenant or a third party through the surface soils of the Premises during the Lease Term or the violation of any Governmental Regulation or environmental law, by Tenant or Tenant's Agents. Tenant's indemnification and hold harmless obligations include, without limitation, the following: (i) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1980 ("RCRA") or any other Federal, State, County or Municipal law, ordinance or regulation; (ii) claims, liabilities, costs or expenses pertaining to the identification, monitoring, cleanup, containment, or removal of Hazardous Materials from soils, riverbeds or aquifers, including the provision of an alternative public drinking water source; and (iii) all costs of defending such claims; (iv) losses attributable to diminution in the value of the Premises or the Building; (v) loss or restriction of use of rentable space in the Building:
(vi) adverse effect on the marketing of any space in the Building; and (vi) all other liabilities, obligations, penalties, fines, claims, actions (including remedial or enforcement actions of any kind and administrative or judicial proceedings, orders or judgments), damages (including consequential and punitive damages), and costs (including attorney, consultant, and expert fees and expenses) resulting from the release or violation. This indemnification shall survive the expiration or termination of this Lease.

  C. ACTUAL RELEASE BY TENANT: Tenant agrees to notify Landlord of any lawsuits or orders which relate to the remedying of or actual release of Hazardous Materials on or into the soils or ground water at or under the Premises. Tenant shall also provide Landlord all notices required by Section 25359.7(b) of the Health and Safety Code and all other notices required by law to be given to Landlord in connection with Hazardous Materials. Without limiting the foregoing, Tenant shall also deliver to Landlord, within twenty (20) days after receipt thereof, any written notices from any governmental agency alleging a material violation of, or material failure to comply with, any federal, state or local laws, regulations, ordinances or orders, the violation of which of failure to comply with poses a foreseeable and material risk of contamination of the ground water or injury to humans (other than injury solely to Tenant, Tenant's Agents and employees within the Building).

     In the event of any release on or into the Premises or into the soil or ground water under the Premises, the Building or the Project of any Hazardous Materials used, treated, stored or disposed of by Tenant, Tenant agrees to comply, at its sole cost, with all laws, regulations, ordinances and orders of any federal, state or local agency relating to the monitoring or remediation of such Hazardous Materials. In the event of any such release of Hazardous Materials Tenant shall immediately give verbal and follow-up written notice of the release to Landlord, and Tenant agrees to meet and confer with Landlord and its Lender to attempt to eliminate and mitigate any financial exposure to such Lender and resultant exposure to Landlord under California Code of Civil Procedure Section 736(b) as a result of such release, and promptly to take reasonable monitoring, cleanup and remedial steps given, inter alia, the historical uses to which the Property has and continues to be used, the risks to public health posed by the release, the then available technology and the costs of remediation, cleanup and monitoring, consistent with acceptable customary practices for the type and severity of such contamination and all applicable laws. Nothing in the preceding sentence shall eliminate, modify or reduce the obligation of Tenant under 12.B of this Lease to indemnify and hold Landlord harmless from any claims liabilities, costs or expenses incurred or suffered by Landlord. Tenant shall provide Landlord prompt written notice of Tenant's monitoring, cleanup and remedial steps.

  In the absence of an order of any federal, state or local governmental or quasi-governmental agency relating to the cleanup, remediation or other response action required by applicable law, any dispute arising between Landlord and Tenant concerning Tenant's obligation to Landlord under this Section 12.C concerning the level, method, and manner of cleanup, remediation or response action required in connection with such a release of Hazardous Materials shall be resolved by mediation and/or arbitration pursuant to the provisions of
Section 19.E of this Lease.

  D. ENVIRONMENTAL MONITORING: Landlord and its agents shall have the right to inspect, investigate, sample and monitor the Premises including any air, soil, water, ground water or other sampling or any other testing, digging, drilling or analysis to determine whether Tenant is complying with the terms of this Section
12. If Landlord discovers that Tenant is not in compliance with the terms of this Section 12, any such costs incurred by Landlord in connection with such violation, including attorneys' and consultants' fees, shall be due and payable by Tenant to Landlord within five (5) days following Landlord's written demand therefore. Notwithstanding the foregoing, Landlord's investigations and/or monitoring to initially determine whether Tenant is in compliance with this
Section 12 shall not unreasonably interfere with Tenant's intended use of the Premises.

  E. NO RESPONSIBILITY: Notwithstanding the foregoing or anything in this Lease, Tenant shall have no responsibility to Landlord, Landlord's employees, contractors, officers, agents or partners or to any third party for any Hazardous Material which was not released, stored, disposed of, emitted, or discharged by Tenant, its agents, invitees, employees and contractors in or about the Premises and which is or comes to be, present on or about the Premises, or the soil or groundwater thereof, at any time. Landlord, at its sole expense, shall promptly comply with all Governmental Regulations, orders, injunctions, judgments, mandates and directives of any applicable governmental authority concerning the investigation, removal, monitoring or remediation of any Hazardous Materials present on the Premises or the groundwater thereof, except to the extent that the Hazardous Material in question was released, stored, disposed of, emitted or discharged by Tenant or its employees, invitees, agents, or contractors in or about the Premises. Landlord hereby waives all claims, liabilities, costs, expenses or obligations, known or unknown, against Tenant with respect to Hazardous Materials present on the Premises as of the Commencement Date or which come to be present on the Premises after the Commencement Date, except to the extent that the Hazardous Materials in question were released, emitted, or discharged onto the Premises by Tenant or its employees, agents, contractors, subcontractors or invitees. In this regard, Landlord acknowledges that it is aware of and hereby waives the provisions of California Civil Code Section 1542 (or any similar or successor statute) which provides as follows:

  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor, at the time of executing the release, which if known by him must have materially affected the settlement with the debtor."

  F. LANDLORD'S REPRESENTATION AND INDEMNITY:     Landlord represents and
warrants, to the best of its knowledge: (i) that as of the Commencement Date, there do not exist any Hazardous Materials on the Premises or the soil or groundwater on or beneath the property on which the Premises are a part, and
(ii) no litigation has been brought or threatened, nor any settlements reached with any governmental or private party, concerning the actual or alleged presence of Hazardous Materials on or about the Premises, nor has Landlord received any notice of any violation or any alleged violation of any Hazardous Materials Laws, pending claims or pending investigations with respect to the presence of Hazardous Materials on or about the Premises. Except to the extent that the Hazardous Material in question was released, emitted, used, stored, manufactured, transported or discharged by Tenant, or its agents, employees, invitees or contractors in or about the Premises, Landlord shall indemnify and hold Tenant, its agents, employees, officers, directors, subtenants and assigns harmless from any claims, liabilities, costs or expenses incurred or suffered by Tenant related to the removal, investigation, monitoring or remediation of Hazardous Materials which are present or which come to be present on the Premises except to the extent the presence of such Hazardous Materials is caused by Tenant or by Tenant's failure to prevent a third party from dumping Hazardous Materials through the surface of the Premises. Landlord's indemnification and hold harmless obligations include, without limitation, (i) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1980 ("RCRA") or any other Federal, State, County or Municipal law, ordinance or regulation, (ii) claims, liabilities, costs or expenses pertaining to the identification, monitoring, cleanup, containment, or removal of Hazardous Materials from soils, riverbeds or aquifers including the provision of an alternative public drinking water source, (iii) all costs of defending such claims, and (vi) all other liabilities, obligations, penalties, fines, claims, actions (including remedial or enforcement actions of any kind and administrative or judicial proceedings, orders or judgments), damages (including consequential and punitive damages), and costs (including attorney, consultant, and expert fees and expenses) resulting from the release or violation. This indemnification shall survive the expiration or termination of this Lease. In no event shall Landlord be liable for any consequential damages suffered or incurred by Tenant as a result of any such contamination.

  G. NOTIFICATION: Landlord and Tenant shall notify the other of the existence of any reports, recommendations or studies prepared in connection with any investigation for the presence of Hazardous Materials on or about the Premises and shall give written notice to the other as soon as reasonably practicable of
(i) any communication received from any governmental authority concerning any Hazardous Materials which relates to the Premises, and (ii) any contamination of the Premises by Hazardous Materials which constitutes a violation of any Hazardous Materials Laws.

  H. ENVIRONMENTAL STUDIES: Tenant shall have the right to conduct a baseline environmental study at the Premises, including the right to bore holes and take soils samples, if Tenant so elects.

13. TENANT'S DEFAULT: The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant: (i) Tenant's failure to pay any rent including additional rent or any other payment due under this Lease by the date such rent is due, (ii) the abandonment of the Premises by Tenant; (iii) Tenant's failure to observe and perform any other required provision of this Lease, where such failure continues for twenty-eight (28) days after written notice from Landlord of such failure; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such twenty-eight (28) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion; (iv) Tenant's making of any general assignment for the benefit of creditors; (v) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days after the filing); (vi) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or (vii) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within sixty (60) days.

  A. REMEDIES: In the event of any such default by Tenant, then in addition to other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event Landlord elects to so terminate this Lease, Landlord may recover from Tenant all the following: (i) the worth at time of award of any unpaid rent which had been earned at the time of such termination; (ii) the worth at time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss for the same period that Tenant proves could have been reasonably avoided; (iii) the worth at time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided;
(iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom; including the following: (x) expenses for repairing, altering or remodeling the Premises for purposes of reletting, (y) broker's fees, advertising costs or other expenses of reletting the Premises, and (z) costs of carrying the Premises such as taxes, insurance premiums, utilities and security precautions. and (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted by applicable California law. The term "rent", as used herein, is defined as the minimum monthly installments of Base Monthly Rent and all other sums required to be paid by Tenant pursuant to this Lease, all such other sums being deemed as additional rent due hereunder. As used in (i) and (ii) above, "worth at the time of award" shall be computed by allowing interest at a rate equal to the discount rate of the Federal Reserve Bank of San Francisco plus five (5%) percent per annum. As used in (iii) above, "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1%) percent.

  B. RIGHT TO RE-ENTER: In the event of any such default by Tenant, Landlord shall have the right, after terminating this Lease, to re-enter the Premises and remove all persons and property. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, and disposed of by Landlord in any manner permitted by law.

  C. ABANDONMENT: If Landlord does not elect to terminate this Lease as provided in Section 13.A or 13.B above, then the provisions of California Civil Code
Section 1951.4, (Landlord may continue the lease in effect after Tenant's breach and abandonment and recover rent as it becomes due if Tenant has a right to sublet and assign, subject only to reasonable limitations) as amended from time to time, shall apply and Landlord may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. In the event that Landlord elects to so relet, rentals received by Landlord from such reletting shall be applied in the following order to: (i) the payment of any indebtedness other than Base Monthly Rent due hereunder from Tenant to Landlord; (ii) the payment of any cost of such reletting; (iii) the payment of the cost of any alterations and repairs to the Premises; and (iv) the payment of Base Monthly Rent due and unpaid hereunder. The residual rentals, if any, shall be held by Landlord and applied in payment of future Base Monthly Rent as the same may become due and payable hereunder. In the event the portion of rentals received from such reletting which is applied to the payment of rent hereunder during any month be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

  D. NO TERMINATION: Landlord's re-entry or taking possession of the Premises pursuant to 13.B or 13.C shall not be construed as an election to terminate this Lease unless written notice of such intention is given to Tenant or unless the termination is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

  E. NON-WAIVER: Landlord may accept Tenant's payments without waiving any rights under this Lease, including rights under a previously served notice of default. No payment by Tenant or receipt by Landlord of a lesser amount than any installment of rent due shall be deemed as other than payment on account of the amount due. If Landlord accepts payments after serving a notice of default, Landlord may nevertheless commence and pursue an action to enforce rights and remedies under the previously served notice of default without giving Tenant any further notice or demand except as expressly required by this Lease or applicable law. Furthermore, the Landlord's acceptance of rent from the Tenant when the Tenant is holding over without express written consent does not convert Tenants Tenancy from a tenancy at sufferance to a month to month tenancy. No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy for the violation of that provision, even if that violation continues or is repeated. Any waiver by Landlord of any provision of this Lease must be in writing. Such waiver shall affect only the provision specified and only for the time and in the manner stated in the writing. No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver thereof by Landlord. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute acceptance of the surrender of the Premises by Tenant before the Expiration Date. Only written notice from Landlord to Tenant of acceptance shall constitute such acceptance of surrender of the Premises. Landlord's consent to or approval of any act by Tenant which requires Landlord's consent or approvals shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

  F. PERFORMANCE BY LANDLORD: If Tenant fails to perform any obligation required under this Lease or by law or governmental regulation and does not cure such default within any cure period allowed in this Section 13, Landlord in its sole discretion may, without further notice, without waiving any rights or remedies and without releasing Tenant from its obligations hereunder, perform such obligation, in which event Tenant shall pay Landlord as additional rent all sums paid by Landlord in connection with such substitute performance, including interest at the Agreed Interest Rate within ten (10) days of Landlord's written notice for such payment.

  G. HABITUAL DEFAULT: The provisions of Section 13 notwithstanding, the parties agree that if Tenant shall have defaulted in the performance of any (but not necessarily the same) term or condition of this Lease for five or more times during any twelve (12) month period during the Lease Term, then such conduct shall, at the election of the Landlord, represent a separate event of default which cannot be cured by Tenant. Tenant acknowledges that the purpose of this provision is to prevent repetitive defaults by Tenant, which work a hardship upon Landlord and deprive Landlord of Tenant's timely performance under this Lease.

14.  LANDLORD'S  LIABILITY:

  A. LIMITATION ON LANDLORD'S LIABILITY: In the event of Landlord's failure to perform any of its covenants or agreements under this Lease, Tenant shall give Landlord written notice of such failure and shall give Landlord thirty (30) days to cure or commence to cure such failure prior to any claim for breach or resultant damages; provided, however, that if the nature of the default is such that it cannot reasonably be cured within the 30-day period, Landlord shall not be deemed in default if it commences within such period to cure, and thereafter diligently prosecutes the same to completion. In addition, upon any such failure by Landlord, Tenant shall give notice by registered or certified mail to any person or entity with a security interest in the Premises ("Mortgagee") that has provided Tenant with written notice of its interest in the Premises, and shall provide Mortgagee a reasonable opportunity to cure such failure, including such time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effectuate a cure. Tenant agrees that each of the Mortgagees to whom this Lease has been assigned is an expressed third-party beneficiary hereof. Tenant waives any right under California Civil Code Section 1950.7 or any other present or future law relating to the collection of any payment or deposit from Mortgagee or any purchaser at a foreclosure sale of Mortgagee's interest unless Mortgagee or such purchaser shall have actually received and not refunded the applicable payment or deposit. Tenant Further waives any right to terminate this Lease and to vacate the Premises on Landlord's default under this Lease. Tenant's sole remedy on Landlord's default is an action for damages or injunctive or declaratory relief.

  B. LIMITATION ON TENANT'S RECOURSE: If Landlord is a corporation trust, partnership, joint venture, unincorporated association or other form of business entity: (i) the obligations of Landlord shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals or representatives except to the extent of their interest in the Premises. Tenant shall have recourse only to the interest of Landlord in the Premises or for the satisfaction of the obligations of Landlord and shall not have recourse to any other assets of Landlord for the satisfaction of such obligations.

  C. INDEMNIFICATION OF LANDLORD: As a material part of the consideration rendered to Landlord, Tenant hereby waives all claims against Landlord for damages to goods, wares and merchandise, and all other personal property in, upon or about said Premises and for injuries to persons in or about said Premises, from any cause arising at any time to the fullest extent permitted by law, and Tenant shall indemnify and hold Landlord exempt and harmless from any damage or injury to any person, or to the goods, wares and merchandise and all other personal property of any person, arising from the use of the Premises, Building, and/or Project by Tenant and Tenant's Agents or from the failure of Tenant to keep the Premises in good condition and repair as herein provided, except to the extent due to the active negligence or willful misconduct of Landlord. Further, in the event Landlord is made party to any litigation due to the acts or omission of Tenant and Tenant's Agents. Tenant will indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from any such claim or liability including Landlord's costs and expenses and reasonable attorney's fees incurred in defending such claims except to the extent of the active negligence or willful misconduct of Landlord or its agents, employees, tenants, contractors, subcontractors or invitees or a breach of this Lease by Landlord.

15.  DESTRUCTION OF PREMISES:

  A. LANDLORD'S OBLIGATION TO RESTORE: In the event of a damage to or destruction of the Building or the Premises or any portion thereof by any casualty during the Lease Term, Landlord shall repair the same to the approximate condition which existed prior to such destruction provided such casualty is of a type required to be insured against by Landlord under the terms of this Lease or actually insured against by Landlord (herein collectively referred to as an "Insured Casualty").

In the event of damage or destruction of the Premises by a casualty of a type which is not required to be insured against by Landlord under this Lease, and which is not actually insured against by Landlord (herein referred to as an "Uninsured Casualty"), Landlord shall restore the Premises to the same condition as they were in immediately before such destruction and this Lease shall not terminate; unless in the case of such Uninsured Casualty the cost of restoration exceeds ten percent (10%) of the then replacement cost of the Building, in which case, Landlord may elect to terminate this Lease by giving written notice to Tenant within fifteen (15) days after determining the replacement cost and furnishing reasonable evidence thereof to Tenant. If Landlord so elects to terminate this Lease, Tenant, within fifteen (15) days after receiving Landlord's notice to terminate, can elect to pay to Landlord at the time Tenant notifies Landlord of its election, the difference between ten percent (10%) of the replacement cost of the Building and the actual cost of restoration, in which case Landlord shall restore the Premises and this Lease shall not terminate. If Landlord so elects to terminate this Lease and Tenant does not elect to contribute the cost of restoration as provided herein, this Lease shall terminate. Tenant shall be entitled to a proportionate reduction of Base Monthly Rent and additional rent during the period of damage and while repairs are being made, such proportionate reduction to be based upon the extent to which the repairs interfere with Tenant's business in the Premises, as reasonably determined by Landlord. Landlord's obligations to repair and restore the Premises or any part therof as set forth in this Lease shall include repair and restoration of the Tenant Improvements (excluding Tenant's Property). In no event shall Landlord be required to replace or restore Alterations, Tenant's Property, Tenant's fixtures or personal property. With respect to a destruction which Landlord is obligated to repair or may elect to repair under the terms of this Section, Tenant waives the provisions of Section 1932, and Section 1933, Subdivision 4, of the Civil Code of the State of California, and any other similarly enacted statute, and the provisions of this Section 15 shall govern in the case of such destruction.

  B. LIMITATIONS ON LANDLORD'S RESTORATION OBLIGATION: Notwithstanding the provisions of Section 15.A, Landlord shall have no obligation to repair, or restore the Premises if any of the following occur: (i) if the repairs cannot be made in 180 days from the date of receipt of all governmental approvals necessary under the laws and regulations of State, Federal, County or Municipal authorities, as reasonably determined by Landlord, (ii) if the holder of the first deed of trust or mortgage encumbering the Building elects not to permit the insurance proceeds payable upon damage or destruction to be used for such repair or restoration, (iii) the damage or destruction is not fully covered by the insurance maintained by Landlord, (iv) the damage or destruction occurs in the last twenty four (24) months of the Lease Term, (v) Tenant is in default pursuant to the provisions of Section 13, or (vi) Tenant has vacated the Premises for more than ninety (90) days. In any such event Landlord may elect either to (i) complete the repair or restoration, or (ii) terminate this Lease by providing Tenant written notice of its election within sixty (60) days following the damage or destruction.

16. CONDEMNATION: If any part of the Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and only a part thereof remains which is susceptible of occupation hereunder, this Lease shall, as to the part so taken, terminate as of the day before title vests in the condemnor or purchaser ("Vesting Date") and Base Monthly Rent and additional rent payable hereunder shall be adjusted so that Tenant is required to pay for the remainder of the Lease Term only such portion of Base Monthly Rent and additional rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking; but in such event, Tenant shall have the option to terminate this Lease as of the Vesting Date if the taking or condemnation of the Premises is such that the remaining space unaffected by the taking or condemnation is not reasonably suitable for Tenant's use or the conduct of Tenant's business. If part or all of the Premises be taken, all compensation awarded upon such taking shall go to Landlord, and Tenant shall have no claim thereto; provided, however, that nothing contained herein shall be deemed to waive or release Tenant's interest in any separate award for (i) loss of or damage to Tenant's trade fixtures, Alterations, or personal property; (ii) interruption of Tenant's business; (iii) Tenant's loss of goodwill; (iv) Tenant's moving cost; (v) Tenant's interest in any Tenant Improvements; or (vi) any separate award made to Tenant for whatever purpose. In the event that this Lease is not terminated by reason of the condemnation, Landlord at its expense shall repair any damage to the Premises caused by such condemnation. Tenant hereby waives the provisions of California Code of Civil Procedures Section 1265.130 and any other similarly enacted statue, and the provisions of this Section 16 shall govern in the case of such taking.

17.  ASSIGNMENT OR SUBLEASE:

  A. CONSENT BY LANDLORD: Except as specifically provided in this Section 17 and except with respect to a permitted transfer pursuant to Section 17.E below, Tenant may not assign, sublet, hypothecate, or allow a third party to use the Premises without the express written consent of Landlord. In the event Tenant desires to assign this Lease or any interest herein including, without limitation, a pledge, mortgage or other hypothecation, or sublet the Premises or any part thereof, Tenant shall deliver to Landlord (i) executed counterparts of any agreement and of all ancillary agreements with the proposed assignee/subtenant, (ii) current financial statements of the transferee covering the preceding three years (or such shorter period, if three years are not available), (iii) the nature of the proposed transferee's business to be carried on in the Premises, (v) all consideration to be given on account of the Transfer, and (vi) a current financial statement of Tenant. Landlord may condition its approval of any Transfer to a certification from both Tenant and the proposed transferee of all consideration to be paid to Tenant in connection with such Transfer. At Landlord's request, Tenant shall also provide additional information reasonably required by Landlord to determine whether it will consent to the proposed assignment or sublease. Landlord shall have a ten (10) day period following receipt of all the foregoing within which to notify Tenant in writing that Landlord elects to: (i) terminate this Lease as to the space so affected as of the date so specified by Tenant, in which case Tenant will be relieved of all further obligations as to such space; (ii) permit Tenant to assign or sublet such space to the named assignee/subtenant on the terms and conditions set forth in the notice; or (iii) refuse consent. If Landlord should fail to notify Tenant in writing of such election within the 10-day period, Landlord shall be deemed to have elected option (iii) above. In the event Landlord elects option (i) above, this Lease shall expire with respect to such part of the Premises on the date upon which the proposed sublease was to commence, and from such date forward, Base Monthly Rent and Tenant's Allocable Share of all other costs and charges shall be adjusted based upon the proportion that the rentable area of the Premises remaining bears to the total rentable area of the Premises. In the event Landlord elects option (ii) above, Landlord's written consent to the proposed assignment or sublease shall not be unreasonably withheld, provided and upon the condition that: (i) the proposed assignee or subtenant is engaged in a business that is limited to the use expressly permitted under this Lease; (ii) the proposed assignee or subtenant is a company with sufficient financial worth and management ability to undertake the financial obligation of this Lease and Landlord has been furnished with reasonable proof thereof; (iii) the proposed assignment or sublease is in form reasonably satisfactory to Landlord; and (iv) Tenant reimburses Landlord on demand for any reasonable costs that may be incurred by Landlord in connection with said assignment or sublease, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant and legal costs incurred in connection with the granting of any requested consent. In the event all or any one of the foregoing conditions are not satisfied, Landlord shall be considered to have acted reasonably if it withholds its consent.

  B. ASSIGNMENT OR SUBLETTING CONSIDERATION: Any rent or other economic consideration actually realized by Tenant under any sublease and assignment, in excess of the rent payable hereunder and reasonable subletting and assignment costs incurred by Tenant in connection with the assignment or sublease including attorney's fees, brokerage commissions and remodeling costs incurred as a direct result of the sublease, shall be divided and paid fifty percent (50%) to Landlord and fifty percent (50%) to Tenant. Tenant's obligation to pay Landlord such percentage constitutes an obligation for additional rent hereunder. The above provisions relating to Landlord's right to terminate the Lease and relating to the allocation of bonus rent are independently negotiated terms of the Lease which constitute a material inducement for the Landlord to enter into the Lease, and are agreed by the parties to be commercially reasonable. No assignment or subletting by Tenant shall relieve it of any obligation under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

  C. NO RELEASE: Any assignment or sublease shall be made only if and shall not be effective until the assignee or subtenant shall execute, acknowledge, and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, whereby the assignee or subtenant shall be subject to all the covenants, agreements, terms, provisions and conditions in this Lease and in the event of an assignment, the assignee assume all the obligations of this Lease on the part of Tenant to be performed or observed. Notwithstanding any such sublease or assignment and the acceptance of rent by Landlord from any subtenant or assignee, Tenant and any guarantor shall remain fully liable for the payment of Base Monthly Rent and additional rent due, and to become due hereunder, for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and for all acts and omissions of any licensee, subtenant, assignee or any other person claiming under or through any subtenant or assignee that shall be in violation of any of the terms and conditions of this Lease, and any such violation shall be deemed a violation by Tenant. Tenant shall indemnify, defend and hold Landlord harmless from and against all losses, liabilities, damages, costs and expenses (including reasonable attorney fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any real estate brokers or other persons claiming compensation in connection with the proposed assignment or sublease.

  D. REORGANIZATION OF TENANT: If Tenant is a corporation, the following shall be deemed an assignment of Tenant's interest in this Lease governed by the provisions of this Section 17: (i) any dissolution, merger, consolidation, or other reorganization of or affecting Tenant, whether or not Tenant is the surviving corporation, or (ii) the sale or transfer to one other person or entity (or to any group of related persons or entities) stock possessing more than 50% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors.

  E. PERMITTED TRANSFERS: Notwithstanding anything contained in this Section 17, so long as Tenant otherwise complies with the provisions of this Article, Tenant may enter into any of the following transfers (a "Permitted Transfer") without Landlord's prior consent, and Landlord shall not be entitled to terminate the Lease or to receive any part of any subrent resulting therefrom that would otherwise be due pursuant to Sections 17.A and 17.B. Tenant may sublease all or part of the Premises or assign its interest in this Lease to (i) any corporation which controls, is controlled by, or is under common control with the original Tenant to this Lease by means of an ownership interest of more than 50%; (ii) a corporation which results from a merger, consolidation or other reorganization in which Tenant is not the surviving corporation, so long as the surviving corporation has a net worth at the time immediately following such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction; and (iii) a corporation which purchases or otherwise acquires all or substantially all of the assets of Tenant so long as such acquiring corporation has a net worth at the time immediately following such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction. Except as provided in Section 17.D, the sale of Tenant's capital stock shall not be deemed an assignment, subletting or any other transfer of the Lease or the Premises.

  F. EFFECT OF DEFAULT: In the event of Tenant's default, Tenant hereby assigns all rents due from any assignment or subletting to Landlord as security for performance of its obligations under this Lease, and Landlord may collect such rents as Tenant's Attorney-in-Fact, except that Tenant may collect such rents unless a default occurs as described in Section 13 above. A Lease termination due to Tenant's default shall not automatically terminate an assignment or sublease then in existence; rather at Landlord's election, such assignment or sublease shall survive the Lease termination, the assignee or subtenant shall attorn to Landlord, and Landlord shall undertake the obligations of Tenant under the sublease or assignment; except that Landlord shall not be liable for prepaid rent, security deposits or other defaults of Tenant to the subtenant or assignee, or for any acts or omissions of Tenant and Tenant's Agents.

  G. CONVEYANCE BY LANDLORD: As used in this Lease, the term "Landlord" is defined only as the owner for the time being of the Premises, so that in the event of any sale or other conveyance of the Premises or in the event of a master lease of the Premises, Landlord shall be entirely freed and relieved of all its covenants and obligations hereunder, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale or the master tenant of the Premises, that the purchaser or master tenant of the Premises has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder; provided that such transferor shall transfer and deliver Tenant's security deposit to the purchaser at any such sale or the master tenant of the Premises, and thereupon the transferor shall be discharged from any further liability in reference thereto.

  F. SUCCESSORS AND ASSIGNS: Subject to the provisions of this Section 17, the covenants and conditions of this Lease shall apply to and bind the heirs, successors, executors, administrators and assigns of all parties hereto; and all parties hereto shall be jointly and severally liable hereunder.

18.  OPTION TO EXTEND THE LEASE TERM:

  A. GRANT AND EXERCISE OF OPTION: Landlord grants to Tenant, subject to the terms and conditions set forth in this Section 18.A, one (1) option ("Option") to extend the Lease Term for an additional term (the "Option Term"). The Option Term shall be for a period of sixty (60) months and shall be exercised, if at all, by written notice to Landlord no earlier than eighteen (18) months prior to the Expiration Date but no later than nine (9) months prior to the Expiration Date. If Tenant exercises the Option, all of the terms, covenants and conditions of this Lease except this Section shall apply during the Option Term, except that the Base Monthly Rent for the

Premises payable by Tenant during the Option Term shall be the greater of either the average Base Monthly Rent paid by Tenant during the initial Lease Term, or Ninety Five percent (95%) of the Fair Market Rental as hereinafter defined. Notwithstanding anything herein to the contrary, if Tenant is in monetary or material non-monetary default beyond any required written notice and applicable cure period under any of the terms, covenants or conditions of this Lease either at the time Tenant exercises the Option or at any time thereafter prior to the commencement date of the Option Term, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate the Option upon notice to Tenant, in which event the expiration date of this Lease shall be and remain the Expiration Date. As used herein, the term "Fair Market Rental" is defined as the rental and all other monetary payments, including any escalations and adjustments thereto (including without limitation Consumer Price Indexing) that Landlord could obtain during the Option Term from a third party desiring to lease the Premises, based upon the current use and other potential uses of the Premises in its then condition and under then applicable laws, rules and regulations, as determined by the rents then being obtained for new leases of space comparable in age and quality to the Premises in the locality of the Building. Fair Market Rental shall further take into account that Tenant is in occupancy and making functional use of the Premises in its then existing condition. The parties acknowledge that they have agreed to so set the rent at 95% of the then Fair Market Rent in recognition of and in consideration for the fact that Landlord shall not incur brokerage commissions, vacancy costs, and costs for the installation of new tenant improvements (including recarpeting and repainting) along with other savings, if Tenant elects to extend the term of this Lease, and that such discount of the full Fair Market Rent is a reasonable estimate of the savings to be so realized by Landlord.

  B. DETERMINATION OF FAIR MARKET RENTAL: If Tenant exercises the Option, Landlord shall send Tenant a notice setting forth the Fair Market Rental for the Option Term within thirty (30) days following the Exercise Date. If Tenant disputes Landlord's determination of Fair Market Rental for the Option Term, Tenant shall, within thirty (30) days after the date of Landlord's notice setting forth Fair Market Rental for the Option Term, send to Landlord a notice stating that Tenant either elects to terminate its exercise of the Option, in which event the Option shall lapse and this Lease shall terminate on the Expiration Date, or that Tenant disagrees with Landlord's determination of Fair Market Rental for the Option Term and elects to resolve the disagreement as provided in Section 18.C below. If Tenant does not send Landlord a notice as provided in the previous sentence, Landlord's determination of Fair Market Rental shall be the basis for determining the Base Monthly Rent payable by Tenant during the Option Term. If Tenant elects to resolve the disagreement as provided in Section 18.C and such procedures are not concluded prior to the commencement date of the Option Term, Tenant shall pay to Landlord as Base Monthly Rent the Fair Market Rental as determined by Landlord in the manner provided above. If the Fair Market Rental as finally determined pursuant to
Section 18.C is greater than Landlord's determination, Tenant shall pay Landlord the difference between the amount paid by Tenant and the Fair Market Rental as so determined in Section 18.C within thirty (30) days after such determination. If the Fair Market Rental as finally determined in Section 18.C is less than Landlord's determination, the difference between the amount paid by Tenant and the Fair Market Rental as so determined in Section 18.C shall be credited against the next installments of rent due from Tenant to Landlord hereunder.

  C. RESOLUTION OF A DISAGREEMENT OVER THE FAIR MARKET RENTAL: Any disagreement regarding Fair Market Rental shall be resolved as follows:

     1. Within thirty (30) days after Tenant's response to Landlord's notice setting forth the Fair Market Rental, Landlord and Tenant shall meet at least two (2) times at a mutually agreeable time and place, in an attempt to resolve the disagreement.

     2. If within the 30-day period referred to above, Landlord and Tenant cannot reach agreement as to Fair Market Rental, each party shall select one appraiser to determine Fair Market Rental. Each such appraiser shall arrive at a determination of Fair Market Rental and submit their conclusions to Landlord and Tenant within thirty (30) days after the expiration of the 30-day consultation period described above.

     3. If only one appraisal is submitted within the requisite time period, it shall be deemed as Fair Market Rental. If both appraisals are submitted within such time period and the two appraisals so submitted differ by less than ten percent (10%), the average of the two shall be deemed as Fair Market Rental. If the two appraisals differ by more than 10%, the appraisers shall immediately select a third appraiser who shall, within thirty (30) days after his selection, make and submit to Landlord and Tenant a determination of Fair Market Rental. This third appraisal will then be averaged with the closer of the two previous appraisals and the result shall be Fair Market Rental.

     4. All appraisers specified pursuant to this Section shall be members of the American Institute of Real Estate Appraisers with not less than ten (10) years experience appraising office and industrial properties in the Santa Clara Valley. Each party shall pay the cost of the appraiser selected by such party and one-half of the cost of the third appraiser.

  D. PERSONAL TO TENANT: All Options provided to Tenant in this Lease are personal and granted to Concentric Network Corporation and any assignees not requiring Landlord's consent pursuant to Section 17 and are not exercisable by any third party should Tenant assign or sublet all or a portion of its rights under this Lease, unless Landlord consents to permit exercise of any option by any assignee or subtenant, in Landlord's sole and absolute discretion. In the event Tenant has multiple options to extend this Lease, a later option to extend the Lease cannot be exercised unless the prior option has been so exercised.

19. CONDITION PRECEDENT TO LEASE: Landlord and Tenant hereby acknowledge that Cisco Systems ("Cisco") is currently occupying the Premises as the tenant under that certain lease between Landlord and Cisco dated February 12, 1990 (the "Cisco Lease"). Under the Cisco Lease, Cisco has the option ("Option") to extend the term of the Cisco Lease until December 31, 2003, which Option must be exercised by Cisco on or before June 30, 1998. If Cisco fails to exercise its Option, the Cisco Lease will expire December 31, 1998. Notwithstanding anything to the contrary in this Leases, Landlord and Tenant's obligations under this Lease are conditioned upon Cisco not exercising its Option. If Cisco exercises its Option, this Lease shall be null and void and Landlord shall immediately return to Tenant all monies (including any prepaid rent and any security deposit) paid by Tenant to Landlord in connection with this Lease. If Cisco exercises its Option, Landlord shall immediately notify Tenant in writing of that fact. If Landlord fails to notify Tenant definitively in writing that Cisco has properly exercised its option to extend the Cisco Lease or that Cisco has properly waived its right to extend the Cisco Lease on or before July 30, 1998, Tenant may terminate this Lease within five (5) days thereafter. Upon such termination, Landlord shall immediately return any prepaid rent and the security deposit to Tenant.

20.  GENERAL PROVISIONS:

  A. ATTORNEY'S FEES: In the event a suit or alternative form of dispute resolution is brought for the possession of the Premises, for the recovery of any sum due hereunder, to interpret the Lease, or because of the breach of any other covenant herein; then the losing party shall pay to the prevailing party reasonable attorney's fees including the expense of expert witnesses, depositions and court testimony as part of its costs which shall be deemed to have accrued on the commencement of such action. The prevailing party shall also be entitled to recover all costs and expenses including reasonable attorney's fees incurred in enforcing any judgment or award against the other party. The foregoing provision relating to post-judgment costs is severable from all other provisions of this Lease.

  B. AUTHORITY OF PARTIES: Tenant represents and warrants that it is a duly formed corporation and in good standing, and is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. At Landlord's request, Tenant shall provide Landlord with corporate resolutions or other proof in a form acceptable to Landlord, authorizing the execution of the Lease. The individuals executing this Lease on Landlord's behalf represent and warrant that they have the requisite authority to sign this Lease and that this Lease is binding on Landlord. Landlord represents that it owns the Premises and is duly empowered to sign this Lease, and that the consent of no other party is required to make this Lease binding on Landlord.

  C. BROKERS: Landlord and Tenant represent they have not utilized or contacted any real estate broker or finder with respect to this Lease other than Spallino-Reid Corporate Real Estate Services ("Broker") and Landlord and Tenant each agree to indemnify, defend and hold the other harmless against any claim, cost, liability or cause of action asserted by any other broker or finder claiming through the acts or conduct of the indemnifying party. Landlord shall pay a real estate commission to Broker pursuant to a separate agreement between Landlord and Broker.

  D. CHOICE OF LAW: This Lease shall be governed by and construed in accordance with California law. Venue shall be Santa Clara County.

  E. DISPUTE RESOLUTION: Landlord and Tenant and any other party that may become a party to this Lease or be deemed a party to this Lease including any subtenants agree that, except for any claim by Landlord for unlawful detainer or any claim within the jurisdiction of the small claims court (which for such claims the parties agree shall be the sole court of competent jurisdiction), any controversy, dispute, or claim of whatever nature arising out of, in connection with or in relation to the interpretation, performance or breach of this Lease, including any claim based on contract, tort, or statute, shall be resolved at the request of any party to this agreement through a two-step dispute resolution process administered by J. A. M. S. or another judicial mediation service mutually acceptable to the parties located in Santa Clara County. The dispute resolution process shall involve first, mediation, followed, if necessary, by final and binding arbitration administered by and in accordance with the then existing rules and practices of J. A. M. S. or other judicial mediation service selected. in the event of any dispute subject to this provision, either party may initiate a request for mediation and the parties shall use reasonable efforts to promptly select a J. A. M. S. mediator and commence the mediation. in the event the parties are not able to agree on a mediator within thirty (30) days, J. A. M. S. or another judicial mediation service mutually acceptable to the parties shall appoint a mediator. The mediation shall be confidential and in accordance with California Evidence Code (s) 1152.5. The mediation shall be held in Santa Clara County and in accordance with the existing rules and practice of
J. A. M. S. (or other judicial and mediation service selected). The parties shall use reasonable efforts to conclude the mediation within sixty (60) days of the date of either party's request for mediation. The mediation shall be held prior to any arbitration or court action (other than a claim by Landlord for unlawful detainer or any claim within the jurisdiction of the small claims court which are not subject to this mediation/arbitration provision and may be filed directly with a court of competent jurisdiction). Should the prevailing party in any dispute subject to this Section 20.E attempt an arbitration or a court action before attempting to mediate, THE PREVAILING PARTY SHALL NOT BE ENTITLED TO ATTORNEY'S FEES THAT MIGHT OTHERWISE BE AVAILABLE TO THEM IN A COURT ACTION OR ARBITRATION AND IN ADDITION THERETO, THE PARTY WHO IS DETERMINED BY THE ARBITRATOR TO HAVE RESISTED MEDIATION, SHALL BE SANCTIONED BY THE ARBITRATOR OR JUDGE.

If a mediation is conducted but is unsuccessful, it shall be followed by final and binding arbitration administered by and in accordance with the then existing rules and practices of J. A. M. S. or the other judicial and mediation service selected, and judgment upon any award rendered by the arbitrator(s) may be entered by any state or federal court having jurisdiction thereof. The parties to the arbitration shall have those rights of discovery that the arbitrator(s) deem necessary (after application to the arbitrator(s)) to a full and fair hearing of the matter. However, in no event shall the parties be entitled to propound interrogatories or request for admissions during the arbitration process. The arbitrator shall be a retired judge or a licensed California attorney. The venue for any such arbitration or mediation shall be in Santa Clara County, California.

  F. ENTIRE AGREEMENT: This Lease and the exhibits attached hereto contains all of the agreements and conditions made between the parties hereto with respect to the lease of the Premises and may not be modified orally or in any other manner other than by written agreement signed by all parties hereto or their respective successors in interest. This Lease supersedes and revokes all previous negotiations, letters of intent, lease proposals, brochures, agreements, representations, promises, warranties, and understandings, whether oral or in writing, between the parties or their respective representatives or any other person purporting to represent Landlord or Tenant relating to the lease of the Premises.

  G. ENTRY BY LANDLORD: Upon twenty-four (24) hours' advance written notice to Tenant (except in the event of an emergency where no such prior notice shall be required) and provided that Landlord does not unreasonably interfere with Tenant's use of the Premises, and subject to Tenant's reasonable safety and/or security regulations, Tenant shall permit Landlord and his agents to enter into and upon the Premises at all reasonable times, and except as set forth in this Lease, without any rent abatement or reduction or any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned, for the following purposes: (i) inspecting and maintaining the Premises; (ii) making repairs or alterations to the Premises as may be required to fulfill Landlord's obligations under this Lease; and (iii) performing any obligations of Landlord under this Lease including remediation of hazardous materials if determined to be the responsibility of Landlord. Tenant shall permit Landlord and his agents, at any time within one hundred eighty (180) days prior to the Expiration Date (or at any time during the Lease if Tenant is in default beyond any required written notice and applicable cure period hereunder), to place upon the Premises "For Lease" signs and exhibit the Premises to real estate brokers and prospective tenants at reasonable hours.

  H. ESTOPPEL CERTIFICATES: At any time during the Lease Term, each party shall, within ten (10) business days following receipt of written notice from the other party, execute and deliver to the requesting party a written statement certifying, if true, the following: (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification); (ii) the date to which rent and other charges are paid in advance, if any; (iii) acknowledging that there are not, to said party's actual knowledge, any uncured defaults on the other party's part hereunder (or specifying such defaults if they are claimed); and (iv) such other information as such party may reasonably request. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or a purchaser of Tenant's assets or leasehold interest. Landlord or Tenant's failure to deliver such statement within such time shall be conclusive upon the party not providing the statement that this Lease is in full force and effect without modification, except as may be represented by the requesting party, and that there are no uncured defaults in the requesting party's performance. Tenant agrees to provide, within five (5) business days after receipt of a written request from Landlord, Tenant's most recent three (3) years audited financial statements subject to the following: (i) Landlord shall only require such statements in connection with Landlord's proposed sale or refinance of the Premises; and (ii) Landlord and any person or entity to whom such financial statements are provided shall agree in writing to hold such statements in the strictest confidence.

  I. EXHIBITS: All exhibits referred to are attached to this Lease and incorporated by reference.

  J. INTEREST: All rent due hereunder, if not paid when within thirty (30) days after it is due, shall bear interest at the rate of the Reference Rate published by Bank of America, San Francisco Branch, plus two percent (2%) per annum from that date until paid in full ("Agreed Interest Rate"). This provision shall survive the expiration or sooner termination of the Lease. Despite any other provision of this Lease, the total liability for interest payments shall not exceed the limits, if any, imposed by the usury laws of the State of California. Any interest paid in excess of those limits shall be refunded to Tenant by application of the amount of excess interest paid against any sums owing to Landlord under this Lease in any order that Landlord requires. If the amount of excess interest paid exceeds the sums outstanding, the portion exceeding those sums shall be refunded in cash to Tenant by Landlord. To ascertain whether any interest payable exceeds the limits imposed, any non-principal payment(including late charges) shall be considered to the extent permitted by law to be an expense or a fee, premium, or penalty rather than interest.

  K. NO PRESUMPTION AGAINST DRAFTER: Landlord and Tenant understand, agree and acknowledge that this Lease has been freely negotiated by both parties; and that in any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

  L. NOTICES: All notices, demands, requests, or consents required or permitted to be given under this Lease shall be sent in writing by U.S. certified mail, return receipt requested, or by personal delivery, or by a reputable commercial overnight courier addressed to the party to be notified at the address for such party specified in Section 1 of this Lease, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days prior written notice to the notifying party. Notices given shall be deemed received (i) if given by certified mail, return-receipt requested, upon receipt or rejection, (ii) if given by personal delivery, upon signed acknowledgment of receipt, or (iii) if given by overnight courier, the next business day after deposit with the courier. When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by Code of Civil Procedure Section 1161 or any similar or successor statute. when a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this lease) shall replace and satisfy the statutory service-of-notice procedures, including those required by Code of Civil Procedure Section 1162 or any similar or successor statute.

  M. PROPERTY MANAGEMENT: In addition, Tenant agrees to pay Landlord along with the expenses to be reimbursed by Tenant a monthly fee for management services rendered by either Landlord or a third party manager engaged by Landlord (which may be a party affiliated with Landlord), in the amount of three percent (3%) of the Base Monthly Rent.

  N. RENT: All monetary sums due from Tenant to Landlord under this Lease, including, without limitation those referred to as "additional rent", shall be deemed as rent.

  O. REPRESENTATIONS: Tenant acknowledges that except as set forth in this Lease, neither Landlord nor any of its employees or agents have made any agreements, representations, warranties or promises with respect to the Premises or with respect to present or future rents, expenses, operations, tenancies or any other matter. Except as expressly set forth in this Lease, Tenant relied on no statement of Landlord or its employees or agents for that purpose.

  P. RIGHTS AND REMEDIES: All rights and remedies hereunder are cumulative and not alternative to the extent permitted by law, and are in addition to all other rights and remedies in law and in equity.

  Q. SEVERABILITY: If any term or provision of this Lease is held unenforceable or invalid by a court of competent jurisdiction, the remainder of the Lease shall not be invalidated thereby but shall be enforceable in accordance with its terms, omitting the invalid or unenforceable term.

  R. SUBMISSION OF LEASE: Submission of this document for examination or signature by the parties does not constitute an option or offer to lease the Premises on the terms in this document or a reservation of the Premises in favor of Tenant. This document is not effective as a lease or otherwise until executed and delivered by both Landlord and Tenant.

  S. SUBORDINATION: This Lease is subject and subordinate to ground and underlying leases, mortgages, deeds of trust and security instruments (collectively "Encumbrances") which may now affect the Premises, to any covenants, conditions or restrictions of record, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the holder or holders of any such Encumbrance ("Holder") require that this Lease be prior and superior thereto, within ten (10) days after written request of Landlord to Tenant, Tenant shall execute, have acknowledged and deliver all reasonable documents or instruments, in the form presented to Tenant, which Landlord or Holder reasonably deems necessary or desirable to make the Lease superior thereto. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all Encumbrances which are now or may hereafter be executed covering the Premises or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided only, that in the event of termination of any such lease or upon the foreclosure of any such mortgage or deed of trust, Holder agrees to recognize Tenant's rights under this Lease as long as Tenant is not then in default (as defined in Section 13 of this Lease) and continues to pay Base Monthly Rent and additional rent and observes and performs all provisions of this Lease required to be performed by Tenant. Within ten (10) days after Landlord's written request, Tenant shall execute any reasonable documents required by Landlord or the Holder to make this Lease subordinate to any lien of the Encumbrance. If Tenant fails to do so, then in addition to such failure constituting a default by Tenant, it shall be deemed that this Lease is so subordinated to such Encumbrance. Notwithstanding anything to the contrary in this Section, Tenant hereby attorns and agrees to attorn to any entity purchasing or otherwise acquiring title to the Premises at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such encumbrance.

Landlord shall cause the existing lender, First California Mortgage, to furnish to Tenant, within sixty (60) days of the date of both parties' execution of this Lease, with a written agreement providing for (i) recognition by the lender of all of the terms and conditions of this Lease, and (ii) continuation of this Lease upon foreclosure of existing lender's security interest in the Premises. In the event that Landlord is unable to provide such agreement, Tenant's sole remedy shall be termination of the Lease, which election shall be made within fourteen (14) days following the expiration of such sixty (60) day period. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default under this Lease (as defined in Section 13 of this Lease). Notwithstanding anything to the contrary in the Lease, subordination of Tenant's leasehold interest to an Encumbrance, and Tenant's attornment to any party, is conditioned upon Tenant's concurrent receipt from the lender or ground lessor or Holder in question of an express written agreement in a form reasonably satisfactory to Tenant providing for (i) the recognition of all of the terms and conditions of this Lease and providing for continuation of this Lease upon foreclosure of the Encumbrance or termination of the ground lease and (ii) the written agreement by such successor to perform all of the obligations to be performed by Landlord under the Lease on and after the date of the foreclosure or termination of the ground lease.

  T. APPROVALS: Except as specifically excepted in this Lease, whenever the Lease requires an approval, consent, designation, determination or judgment by either Landlord or Tenant, such approval, consent, designation, determination or judgment shall not be unreasonably withheld or delayed and in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

  U. REASONABLE EXPENDITURES: Any expenditure by a party permitted or required under the Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours.

  V. Survival of Indemnities: All indemnification, defense, and hold harmless obligations of Landlord and Tenant under this Lease shall survive the expiration or sooner termination of the Lease.

  W. TIME: Time is of the essence hereunder.

  X. WAIVER OF RIGHT TO JURY TRIAL: Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross-complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

  Y. MEMORANDUM OF LEASE: At Tenant's option, a memorandum of this Lease shall be recorded in a form acceptable to Tenant in the Official Records of Santa Clara County, California. Landlord agrees to duly execute and acknowledge such memorandum.

  Z QUIET ENJOYMENT: Provided Tenant is not in default beyond any required written notice and applicable cure period, Tenant shall quietly have and hold the Premises for the Lease Term and any extensions thereof without interference by Landlord or any party claiming by or through Landlord.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the day and year first above written.

LANDLORD:  The Sobrato Group,           TENANT:  Concentric Network Corporation,
a California Limited Partnership        a Delaware Corporation


By: /s/ John Sobrato                    By: /s/ Henry R. Nothhaft
   ------------------------------           --------------------------------
Its:  General Partner                   Its: Chief Executive Officer
     ----------------------------           --------------------------------

                             EXHIBIT "A" - PREMISES




                                    Page 30